Exhibit 10.21

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(f/k/a Tenzing Acquisition Corp.)
250 West 55th Street, Suite 13D

New York, New York 10019

December 14, 2020

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

Attention: Head of Investment Banking

Re: Payment of Deferred Underwriting Commission

Ladies and Gentlemen:

Reference is hereby made to that certain underwriting agreement, dated as of August 20, 2018 (the “Underwriting Agreement”), by and between Tenzing Acquisition Corp., a company incorporated in the British Virgin Islands (which has since been converted into Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation through a statutory re-domestication (the “Conversion”)) (together with any successor thereto, the “Company”), and Maxim Group LLC (“Maxim Group”), pursuant to which Maxim Group acted as the representative of several underwriters in connection with the Company’s initial public offering of units. Capitalized terms used but not defined in this letter agreement (this “Letter”) shall have the meanings given to such terms in the Underwriting Agreement.

1.             Pursuant to Section 1.3 of the Underwriting Agreement, 3.5% of the gross proceeds from the sale of the Firm Units ($1,925,000) and 3.5% of the gross proceeds from the sale of the Option Units ($288,750), for an aggregate of $2,213,750 (the “Deferred Underwriting Commission”), were deposited in and held in the Trust Account and will be payable directly from the Trust Account, without accrued interest, to Maxim Group for its own account upon consummation of the Business Combination. Each of the Company and Maxim Group hereby agree that with respect to the Company’s proposed Business Combination with Reviva Pharmaceuticals, Inc., a Delaware corporation (the “Reviva Business Combination”), in lieu of the payment of $2,113,750 of the Deferred Underwriting Commission in cash, the Company shall, at the closing of the Reviva Business Combination (the ”Closing”), issue to Maxim Group’s affiliate, Maxim Partners, LLC (“Maxim Partners” and together with Maxim Group, “Maxim”), an aggregate of 300,000 shares of common stock (the “Shares”), par value $0.0001 per share, of the Company after giving effect to the Conversion, with the remaining $100,000 of the Deferred Underwriting Commission being paid in cash upon the Closing.

2.             The Company agrees that, within ninety (90) days after the Closing, it will file with the Securities and Exchange Commission (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company acknowledges and agrees that it will include the Shares for resale registration in the registration statement (the “Non-Redemption Registration Statement”) to be filed by the Company after the Closing under the Registration Rights Agreement to be entered into by the Company at the Closing pursuant to the Non-Redemption Agreement, dated as of December 8, 2020 (the “Non-Redemption Agreement”), by and among the Company, Sponsor and the Company’s shareholder named therein (the “Shareholder”) for the resale of the shares of the Company issued to the Shareholder under the Non-Redemption Agreement and the Company warrants (and underlying shares of Common Stock upon exercise of such warrants) transferred from the Sponsor to the Shareholder thereunder (together with such shares, the “Shareholder Securities”); provided, that Maxim acknowledges that the Shareholder Securities will take priority over the Shares with respect to any registration, and if all of the securities to be registered under the Non-Redemption Registration Statement cannot for any reason be registered thereunder, the Shares will not be included in the final Non-Redemption Registration Statement unless all of the Shareholder Securities are included and registered thereunder, and in such case, the Company will file another resale registration statement for the resale of the Shares as promptly thereafter as practicable. The Company agrees that it will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earliest of (i) two years from the issuance of the Shares, (ii) the date on which Maxim ceases to hold the Shares covered by such Registration Statement and (iii) the first date on which Maxim can sell all of its Shares under Rule 144 of the Act, without limitation as to the manner of sale or the amount of such securities that may be sold. Maxim agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Shares to the Company upon request to assist the Company in making the determination described above. The Company’s obligations to include the Shares in the Registration Statement are contingent upon Maxim furnishing in writing to the Company such information regarding Maxim, the securities of the Company held by Maxim and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company shall use commercially reasonable efforts to make such registration statement available for the sale by Maxim of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Maxim agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement until Maxim receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, Maxim will deliver to the Company or destroy all copies of the prospectus covering the Shares in Maxim’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent that Maxim is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

3.             Maxim hereby represents, warrants and covenants to the Company as follows:

(a)           Maxim will be acquiring the Shares for its own account, not as a nominee or agent. Maxim will not sell, assign or transfer any Shares at any time in violation of the Act, or applicable state securities laws. Maxim acknowledges that the Shares cannot be sold unless subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. Maxim understands that the Shares (i) have not been (and upon their sale will not be) registered under the Act or any state securities laws, (ii) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Act, and (iii) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings. Pursuant to the foregoing, Maxim acknowledges that until such time as the resale of the Shares have been registered under the Act or may otherwise may be sold pursuant to an exemption from registration, any certificates representing any Shares acquired by Maxim shall bear a customary restrictive legend (and a stop-transfer order may be placed against transfer of any certificates evidencing such Shares) reflecting such limitations in form and substance reasonably acceptable to the Company.

(b)           Maxim has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting its interest in connection with the acquisition of the Shares. Maxim understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that Maxim could lose its entire investment. Further, Maxim has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (ii) carefully considered and understands all of the risks related to the Company, the Shares and this Letter. Acknowledging the very significant tax impact analysis and other analyses that is warranted in determining the consequences to it of purchasing and owning the Shares, to the extent deemed necessary by Maxim, Maxim has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including without limitation purchasing and owning the Shares. Maxim has the ability to bear the economic risks of its investment in the Company, including without limitation a complete loss of the investment, and Maxim has no need for liquidity in such investment.

(c)           Maxim has been furnished by or on behalf of the Company all information (or provided access to all information it reasonably requested) regarding the business and financial condition of the Company, the expected plans for future business activities, and the merits and risks of an investment in the Shares which Maxim has reasonably requested or otherwise needs to evaluate the investment in the Shares. Maxim is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of August 20, 2018, and filed with the Commission on August 22, 2018 (File Nos. 333-226263 and 333-226952) (the “IPO Prospectus”); (ii) the final prospectus/proxy statement, dated as of November 10, 2020, relating to the Reviva Business Combination, filed by the Company with the Commission on November 12, 2020 and (iii) each other filing made by the Company with the Commission following the filing of the IPO Prospectus through the date of this Letter. Maxim acknowledges that neither the Company, nor any of its agents or representatives has made or makes any representation or warranty to Maxim in respect of the Company, the Shares, the Reviva Business Combination or this Letter, other than the representations and warranties contained in this Letter. In making its investment decision to acquire the Shares, Maxim is relying solely on investigations made by Maxim and its agents and representatives.

(d)           Maxim acknowledges that it has been advised that: (i) the Shares have not been approved or disapproved by the Commission or any state securities commission nor has the Commission or any state securities commission passed upon the accuracy or adequacy of any representations by the Company, and any representation to the contrary is a criminal offense; (ii) in making an investment decision, Maxim must rely on its own examination of the Company and the Shares, including without limitation the merits and risks involved, the Shares have not been recommended by any federal or state securities commission or regulatory authority, and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense); (iii) any Shares will be “restricted securities” within the meaning of Rule 144 under the Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Maxim is aware of the provisions of Rule 144 are not currently available and, in the future, may not become available for resale of any of the Shares and that the Company is an issuer subject to Rule 144(i) under the Act.

(e)           Maxim further represents and warrants that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Act. As of the date of this Letter, Maxim and its Affiliates do not have, and during the thirty (30) day period prior to the date of this Letter, Maxim and its Affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of the Exchange Act or short sale positions with respect to the securities of the Company. In addition, Maxim shall comply with all applicable provisions of Regulation M promulgated under the Act. For purpose of this Letter, “Affiliate” means affiliate as such term is defined in Rule 12b-2 under the Exchange Act.

(f)            Maxim has the full legal right and power and all authority and approval required (i) to execute and deliver, or authorize execution and delivery of, this Letter and all other instruments executed and delivered by or on behalf of Maxim in connection with the acquisition of the Shares, (ii) to delegate authority pursuant to power of attorney and (iii) to acquire and hold the Shares. The signature of the person signing on behalf of Maxim is binding upon Maxim. This Letter has been duly authorized, executed and delivered by Maxim and constitutes a legal, valid and binding obligation of Maxim enforceable against Maxim in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(g)           Maxim understands and confirms that the Company will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Letter. Maxim agrees to notify the Company immediately upon the occurrence of any event that would cause any representation, warranty, covenant or other statement contained in this Letter to be false or incorrect or of any change in any statement made herein.

(h)           Neither Maxim nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, Affiliates or executive officers (collectively with Maxim, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Maxim has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by Maxim will not subject the Company to any Disqualification Event.

(i)            Neither Maxim nor any of its directors, managers, officers or owners are the subject of any U.S. Sanctions Laws, including but not limited to any laws, regulations, executive orders, or other restrictions or prohibitions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Neither Maxim nor any of its directors, managers, officers or owners are: (i) designated on any list of restricted parties maintained by the U.S. Government including, but not limited to, OFAC’s Specially Designated Nationals and Blocked Persons List, the list of Foreign Sanctions Evaders, or the Sectoral Sanctions Identifications List; the U.S. Department of Commerce’s Denied Persons List or Entity List; or the U.S. Department of State’s Debarred List; or (ii) located, organized, resident, or doing business in any country or territory that is, or whose government is, the subject of comprehensive territorial U.S. Sanctions Laws, including, without limitation Crimea, Cuba, Iran, North Korea, and Syria. To the extent required, Maxim maintains policies and procedures reasonably designed for the screening of its investors against U.S. Government restricted party lists, including without limitation the lists herein referenced.

4.            The Company hereby represents, warrants and covenants to Maxim as follows:

(a)           The Company has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The Company has the full legal right and power and all authority and approval required (i) to execute and deliver, or authorize execution and delivery of, this Letter and all other instruments executed and delivered by or on behalf of the Company in connection with the issuance of the Shares, and (ii) to perform its obligations under this Letter. The signature of the person signing on behalf of the Company is binding upon the Company. This Letter has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(b)           The Shares have been duly authorized and, when issued and delivered to Maxim Partners in accordance with the terms of this Letter, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or under the laws of the State of Delaware.

(c)           Assuming the accuracy of Maxim’s representations and warranties set forth in Section 3, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Letter, it is not necessary to register the issuance of the Shares under the Act.

(d)           The issuance of the Shares and the compliance by the Company with all of the provisions of this Letter and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules and will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Letter; (ii) result in any material violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Letter; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

5.             The terms of this Letter shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Underwriting Agreement. Except as expressly provided in this Letter, all of the terms and provisions in the Underwriting Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Letter does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Underwriting Agreement, or any other right, remedy, power or privilege of any party to the Underwriting Agreement, except as expressly set forth herein. Any reference to the Underwriting Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Underwriting Agreement, as amended or modified by this Letter (or as the Underwriting Agreement may be further amended or modified after the date hereof in accordance with the terms thereof).

[Remainder of page intentionally left blank; Signature page follows.]

Please acknowledge your agreement and acceptance to the foregoing by signing below and returning it to the undersigned at your earliest convenience.

Very truly yours,

REVIVA PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Rahul Nayar

Name: Rahul Nayar
Title: Chief Executive Officer

Accepted and agreed to as of the date first set forth above:

MAXIM GROUP LLC

By:	/s/ Cliff Teller
Name: Cliff Teller
Title: Head of Banking

MAXIM PARTNERS LLC

By:	/s/ Cliff Teller
Name: Cliff Teller
Title: Head of Banking

{Signature Page to Maxim Side Letter}